UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 8, 2017

MVC CAPITAL, INC.

(the “Fund”)

(Exact name of registrant as specified in its charter)

DELAWARE, 943346760

(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue

2nd Floor

Purchase, NY 10577

(Address of registrant’s principal executive office)

914-701-0310

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2017, MVC Capital, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representatives for the several underwriters referred to in the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Company will sell to the Underwriters an aggregate of $100,000,000 of 6.25% senior notes (the “Notes”) due 2022. The Company has granted the Underwriters the right to purchase up to an additional $15 million of Notes, and the Underwriters have 30 days from November 8, 2017 to exercise this option.

The Notes are being sold pursuant to the Company’s shelf registration statement on Form N-2, as amended (Reg. No. 333-219377) (the “Registration Statement”), which was declared effective by the SEC on September 26, 2017, as supplemented by the Company’s prospectus supplement dated November 9, 2017.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The closing is expected to occur and delivery of the shares is expected to be made on or about November 15, 2017.

The Underwriting Agreement is filed as an exhibit with this Current Report.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated November 8, 2017 by and among the Company and Ladenburg Thalmann & Co. Inc., as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, MVC Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC Capital, Inc.

DATE: November 9, 2017

/s/ Michael Tokarz

Michael Tokarz
Chairman